UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2024

PetIQ, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38163	35-2554312
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

230 E. Riverside Dr. Eagle, Idaho	83616
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (208) 939-8900

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.001 per share	PETQ	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

This Current Report on Form 8-K is being filed in connection with the completion of the previously announced Merger (as defined below) pursuant to the Agreement and Plan of Merger, dated August 7, 2024 (the “Merger Agreement”), by and among PetIQ, Inc., a Delaware corporation (“PetIQ” or the “Company”), Gula Buyer Inc., a Delaware corporation (“Parent”), and Gula Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). Parent and Merger Sub are affiliates of Bansk Group (the “Bansk Group”).

On October 25, 2024 (the “Closing Date”), pursuant to the Merger Agreement, Merger Sub merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent.

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

On the Closing Date, the Company and Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association), as trustee (the “Trustee”), entered into the First Supplemental Indenture, dated as of the Closing Date (the “First Supplemental Indenture”), to the Indenture, dated as of May 19, 2020, by and between the Company and the Trustee (the “Original Indenture” and, together with the First Supplemental Indenture, the “Indenture”), relating to the Company’s 4.00% Convertible Senior Notes due 2026 (the “Notes”). As of the Closing Date, $143,750,000 aggregate principal amount of the Notes were outstanding.

As a result of the Merger, and pursuant to the Indenture, at and after the effective time of the Merger (the “Effective Time”), the right to convert each $1,000 principal amount of Notes was changed to a right to convert such principal amount of Notes into solely cash in an amount equal to the conversion rate of the Notes in effect on the relevant conversion date (subject to any adjustment pursuant to the Indenture) multiplied by $31.00.

The consummation of the Merger constitutes a Common Stock Change Event, a Fundamental Change and a Make-Whole Fundamental Change (each as defined in the Indenture) under the Indenture. The effective date of the Common Stock Change Event, Fundamental Change and Make-Whole Fundamental Change in respect of the Notes is October 25, 2024, which is the Closing Date.

As a result of the Fundamental Change, each holder of the Notes will have the right to require the Company to repurchase its Notes pursuant to the terms and procedures set forth in the Indenture for a cash repurchase price equal to the Fundamental Change Repurchase Price (as defined in the Indenture).

The foregoing descriptions of the Indenture and the transactions contemplated thereby are subject to and qualified in their entirety by reference to the full text of the Indenture. A copy of the Original Indenture was filed as Exhibit 4.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on May 20, 2020. A copy of the First Supplemental Indenture is filed as Exhibit 4.1 hereto. The Original Indenture and the First Supplemental Indenture are incorporated by reference into this Item 1.01.  This Current Report on Form 8-K does not constitute an offer to tender for, or purchase, or a solicitation of an offer to tender for, or purchase, any of the Notes or any other security.

Item 1.02	Termination of a Material Definitive Agreement.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 1.02.

Credit Agreements

In connection with the consummation of the transactions contemplated by the Merger Agreement on the Closing Date, PetIQ Holdings, LLC (“Holdings”) and PetIQ, LLC (“Opco”), each a subsidiary of the Company, and certain other subsidiaries of the Company, terminated each of the (i) Term Credit and Guaranty Agreement, dated as of April 13, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Term Credit Agreement”), by and among Holdings, Opco, certain other subsidiaries of Holdings party thereto, the lenders party thereto and Jefferies Finance LLC, as administrative agent and collateral agent and (ii) ABL Credit and Guaranty Agreement, dated as of April 13, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “ABL Credit Agreement”), by and among Holdings, Opco, certain other subsidiaries of Holdings party thereto, the lenders party thereto and KeyBank National Association, as administrative agent and collateral agent. In connection with the termination of the Term Credit Agreement and the ABL Credit Agreement, all outstanding borrowings and all accrued and unpaid interest and fees due thereunder were paid in full, and all commitments thereunder were terminated.

Capped Call Transactions

In connection with the issuance of the Notes, the Company entered into capped call transactions (collectively, the “Capped Call Transactions”) with certain financial institutions (each a “Capped Call Counterparty”), certain of which remained outstanding as of the Closing Date prior to giving effect to the Termination Agreements (as defined below).

In connection with the Merger, the Company entered into a termination agreement with each Capped Call Counterparty (collectively, the “Termination Agreements”) pursuant to which the Capped Call Transactions with such Capped Call Counterparty terminated on the Closing Date. Pursuant to the Termination Agreements, the Capped Call Counterparties are obligated to make payments in respect of the termination of the Capped Call Transactions on the business day immediately following the Closing Date.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note and under Items 3.01, 5.01, 5.02, 5.03 and 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Pursuant to the Merger Agreement, at the Effective Time:

(i)	each share of Class A common stock of the Company that was outstanding immediately prior to the Effective Time (including any such shares outstanding as a result of the automatic exchange of all outstanding shares of Class B common stock of the Company and all outstanding units of PetIQ Holdings, LLC not held by the Company or any of its subsidiaries for shares of Class A common stock in connection with the consummation of the Merger (the “Mandatory Exchange”), and excluding any Dissenting Shares (as defined in the Merger Agreement) and any shares held by the Company, Parent or any of their respective subsidiaries (including the Rollover Shares (as defined below))), was canceled and ceased to exist and was converted into the right to receive $31.00 in cash, without interest (the “Merger Consideration”), subject to applicable withholding taxes;

(ii)	each option to purchase shares of common stock of the Company that was outstanding immediately prior to the Effective Time (each, a “Company Option”), whether vested or unvested, was automatically cancelled and converted into the right to receive an amount in cash equal to the product of (i) the total number of shares of common stock underlying such Company Option, multiplied by (ii) the excess, if any, of (A) the Merger Consideration over (B) the per share exercise price for such Company Option, less applicable withholding taxes;

(iii)	each Company Option, whether vested or unvested, that had an exercise price per share that was greater than or equal to the Merger Consideration was automatically cancelled for no consideration or payment; and

(iv)	each of the Company’s outstanding restricted stock unit awards that was outstanding immediately prior to the Effective Time (each, a “Company RSU”), whether vested or unvested, was automatically cancelled and converted into the right to receive an amount in cash equal to (i) the total number of shares of common stock underlying such Company RSU, multiplied by (ii) the Merger Consideration, less applicable withholding taxes.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 7, 2024. Such exhibit is incorporated by reference into this Item 2.01.

In connection with the consummation of the Merger, on the terms and subject to the conditions set forth in those certain rollover agreements (collectively, the “Rollover Agreements”) entered into by certain of our stockholders (the “Rollover Persons”), including certain of our named executive officers, with a parent entity of Parent (“TopCo”), (i) immediately prior to and contingent upon the occurrence of the Merger, TopCo issued to each Rollover Person a number of newly issued non-voting common units of TopCo in exchange for a number of shares of common stock of the Company held by such Rollover Person having an equivalent value (collectively, the “Rollover Shares”) and (ii) the Rollover Persons reinvested a portion of their respective after-tax proceeds from the consideration received in respect of their Company Options and Company RSUs into a number of newly issued non-voting common units of TopCo, on the terms and subject to the conditions set forth in the applicable Rollover Agreement.  Pursuant to the Rollover Agreements, each of the Rollover Persons entered into an amended and restated limited partnership agreement of TopCo, and the TopCo units received by the Rollover Persons pursuant to their respective Rollover Agreements are subject to the restrictions on transfer and other terms and conditions of such limited partnership agreement.  The Rollover Persons are not entitled to receive the Merger Consideration in respect of the Rollover Shares.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introductory Note and under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

On the Closing Date, the Company (i) notified The Nasdaq Global Select Market (“NASDAQ”) of the consummation of the Merger and (ii) requested that NASDAQ file a Form 25 Notification of Removal from Listing and/or Registration with the SEC to remove the Class A common stock from listing on NASDAQ and deregister the Class A common stock pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

After effectiveness of the Form 25, the Company intends to file with the SEC a Certification and Notice of Termination on Form 15 to terminate the registration of the Class A common stock under the Exchange Act and suspend the Company’s reporting obligations under Section 13 and Section 15(d) of the Exchange Act. Trading of the Class A common stock on NASDAQ was halted prior to the opening of trading on the Closing Date.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and under Items 2.01, 3.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Except as described in Item 2.01, pursuant to the Merger Agreement each outstanding share of Class A common stock that was issued and outstanding immediately prior to the Effective Time, including any such shares issued and outstanding as a result of the Mandatory Exchange, was automatically converted at the Effective Time into the right to receive the Merger Consideration. Accordingly, at the Effective Time, the holders of such shares of common stock ceased to have any rights as stockholders of the Company, other than the right to receive the Merger Consideration.

Item 5.01	Changes in Control of Registrant.

The information set forth in the Introductory Note and under Items 2.01, 3.01, 3.03, 5.02 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of the Merger, at the Effective Time, a change in control of the Company occurred, and the Company became a wholly owned subsidiary of Parent. Parent funded the aggregate Merger Consideration of approximately $986 million with debt and equity financing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introductory Note and under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

At the Effective Time, pursuant to the Merger Agreement, Mark First, Allan Hall, Scott Huff, Kimberly Lefko, Sheryl O’Loughlin and Kenneth Walker, each of whom was a director of the Company as of immediately prior to the Effective Time, ceased to be a director of the Company and a member of any committee of the Company’s Board of Directors. Following the Effective Time, McCord Christensen remains a director of the Company, and Bart Becht, Chris Kelly, Tim Stone and Sarah Nesi were appointed directors of the Company.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in the Introductory Note and under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Effective upon completion of the Merger, the certificate of incorporation of the Company, as in effect immediately prior to the Merger, was amended and restated to be in the form of the certificate of incorporation attached as Exhibit 3.1 hereto. Such exhibit is incorporated by reference into this Item 5.03.

Effective upon completion of the Merger, the bylaws of the Company, as in effect immediately prior to the Merger, were amended and restated to be in the form of the bylaws attached as Exhibit 3.2 hereto. Such exhibit is incorporated by reference into this Item 5.03.

Item 8.01	Other Events.

On the Closing Date, the Company issued a press release announcing the completion of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)            Exhibits

Exhibit No.	Description
2.1*	Agreement and Plan of Merger, dated August 7, 2024 among Gula Buyer Inc., Gula Merger Sub Inc. and PetIQ, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on August 7, 2024)

3.1	Third Amended and Restated Certificate of Incorporation of PetIQ, Inc.

3.2	Second Amended and Restated By-Laws of PetIQ, Inc.

4.1	First Supplemental Indenture, dated as of October 25, 2024, to the Indenture, dated May 19, 2020, by and between PetIQ, Inc. and Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association)

99.1	Press Release, dated as of October 25, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain exhibits and schedules to the Amended and Restated Agreement and Plan of Merger have been omitted from this pursuant to Item 601(a)(5) of Regulation S-K. The Company will furnish copies of such exhibits and schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PetIQ, Inc.

Dated: October 25, 2024	By:	/s/ McCord Christensen
McCord Christensen
Chief Executive Officer